UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2007

NetRatings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-27907	77-0461990
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 West 45th Street, 35th Floor New York, New York	10036
(Address of principal executive offices)	(Zip Code)

(212) 703-5900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 5, 2007, NetRatings, Inc. (the “Company”), entered into an Agreement and Plan of Merger (the “Agreement”) with Nielsen Media Research, Inc., a Delaware corporation (“Parent”), and NTRT Acquisition Sub, Inc., a Delaware corporation (“Merger Sub”). Under the terms of the Agreement, Merger Sub will be merged with and into the Company (the “Merger”), and as a result of the Merger the separate corporate existence of Merger Sub will cease with the Company continuing as the surviving corporation (the “Surviving Corporation”).

Parent and its affiliates beneficially own, within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended, 21,578,296 shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”), representing approximately 60% of the outstanding shares of Common Stock in the Company as of the date hereof. Parent and Merger Sub are indirect wholly-owned subsidiaries of The Nielsen Company (formerly VNU Group B.V.).

At the effective time of the Merger, each outstanding share of Common Stock, other than shares owned by Parent or any other subsidiary of Parent’s parent company or any wholly-owned subsidiary of Parent or the Company, the Company or any shareholders who are entitled to and who properly exercise appraisal rights under Delaware law, will be cancelled and converted into the right to receive $21.00 in cash, without interest. At the effective time of the Merger, each outstanding option, whether vested or unvested, will be cancelled and converted into the right to receive in cash, without interest, the product of (a) the excess, if any, of $21.00 over the exercise price per share of Common Stock for such option and (b) the number of shares of Common Stock then subject to such option. Additionally, all restricted shares under the Company’s equity plans will be vested in full immediately prior to the effective time.

The Board of Directors of the Company approved the Merger Agreement on the unanimous recommendation of a Special Committee comprised entirely of independent directors (the “Special Committee”).

The Company has made customary representations, warranties and covenants in the Agreement, which generally expire at the effective time of the Merger. The Company may not solicit competing proposals or, subject to exceptions that permit the Company’s Board of Directors, acting upon the recommendation of the Special Committee, to take actions required by their fiduciary duties, participate in any discussions or negotiations regarding alternative business combination transactions.

The Merger is expected to be completed in the second quarter of the calendar year 2007, subject to customary conditions and approvals. The exact timing is dependent on the review and clearance of necessary filings with the Securities and Exchange Commission. The transaction is subject to obtaining approval of the holders of at least a majority of the outstanding shares of Common Stock of the Company, but Parent and its affiliates have agreed to vote all of their shares of Common Stock in favor of the Merger, thereby assuring approval at the Company’s stockholders meeting relating to the Merger.

The Agreement contains termination rights, including a termination by either Parent or the Company (provided, in the case of the Company, that such termination has been approved by the Special Committee) if the effective time of the Merger shall not have occurred on or before the date which is eight (8) months from February 5, 2007.

The foregoing summaries of the Agreement and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Agreement attached as Exhibit 2.1 incorporated herein by reference.

The Special Committee engaged Lehman Brothers (“Lehman Brothers ”) to serve as financial advisor to the Special Committee. On February 5, 2007, Lehman Brothers delivered an opinion to the Special Committee that, as of the date of the opinion, the merger consideration to be received by the public stockholders of the Company was fair, from a financial point of view, to these stockholders.

The Agreement, and the description thereof contained herein, has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Agreement were made only for purposes of such agreement and as of specific dates, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The Company has certain material commercial relationships with The Nielsen Company and its affiliates, including, without limitation, Parent and ACNielsen Corporation (which directly owns 2,745,569 shares of Common Stock of the Company). Additionally, certain members of the Board of Directors of the Company currently serve or have served as officers of The Nielsen Company and its affiliates. These agreements and relationships with The Nielsen Company and its affiliates, together with the relationships of certain directors of the Company to The Nielsen Company and its affiliates are described under the captions “CERTAIN TRANSACTIONS- Related Party Transactions with VNU N.V. and its Subsidiaries” and “SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT,” respectively, in the Company’s proxy statement filed with the Securities and Exchange Commission on April 28, 2006, which description is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On February 5, 2007, the Company issued a press release announcing that it had entered into the Agreement. A copy of the press release is attached as Exhibit 99.1 hereto.

Important Additional Information Regarding the Merger will be filed with the SEC

In connection with the proposed Merger, the Company will file a proxy statement with the Securities and Exchange Commission. Stockholders of the Company are urged to read the proxy statement regarding the proposed merger when it becomes available, because it will contain important information. Stockholders will be able to obtain a free copy of the proxy statement as well as other filings containing information about The Nielsen Company and the Company, when available, without charge, at the SEC's Internet site (http://www.sec.gov). In addition, copies of the proxy statement can be obtained, when available, without charge, by directing a request to NetRatings, Inc., 120 West 45th Street, New York, NY 10036, Attention: Susan Hickey, 212-703-5900.

The Company, its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding the Company's directors and executive officers is available in the Company's proxy statement for its most recent annual meeting, which was filed with the Securities and Exchange Commission on April 28, 2006. Information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement, the Schedule 13E-3 transaction statement and other relevant materials to be filed with the Securities and Exchange Commission when they become available.

This Current Report contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include, but are not limited to, statements relating to anticipated financial and operating results, the companies' plans, objectives, expectations and intentions and other statements including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "will," "should," "may," and other similar expressions. Such statements are based upon the current beliefs and expectations of management and involve a number of significant risks and uncertainties. Actual results may differ materially from the results anticipated in these forward-looking statements. The following factors, among others, could cause or contribute to such material differences: change in general economic conditions; the performance of financial markets and interest rates; the ability to obtain governmental approvals of the transaction or to satisfy other conditions to the transaction on the proposed terms and schedule; increased competition and the Company’s business and financial results. Information about potential factors that may affect the Company's business and financial results is included in its annual report on Form 10-K for the fiscal year ended December 31, 2005 and its quarterly reports on Form 10-Q, including, without limitation, under the captions "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Risk Factors That May Affect Our Performance." Each of these documents is on file with the SEC and is available free of charge at the SEC's Internet site (http://www.sec.gov). The Company does not undertake an obligation to update forward-looking statements.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits:

EXHIBIT	DESCRIPTION
2.1	Agreement and Plan of Merger, dated as of February 5, 2007, by and among Nielsen Media Research, Inc., NTRT Acquisition Sub, Inc. and the Company.*
99.1	Press Release, dated February 5, 2007.

*Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETRATINGS, INC.

Date: February 6, 2007	By:	/s/ Todd Sloan
Todd Sloan Executive Vice President, Chief Financial Officer & Secretary

EXHIBIT INDEX

EXHIBIT	DESCRIPTION
2.1	Agreement and Plan of Merger, dated as of February 5, 2007, by and among Nielsen Media Research, Inc., NTRT Acquisition Sub, Inc. and the Company.*
99.1	Press Release, dated February 5, 2007.

*Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K.